UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

LECROY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26634	13-2507777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Chestnut Ridge Road Chestnut Ridge, New York	10977
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 425-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

Results of Operations and Financial Condition

Section 1. Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of April 26, 2007, LeCroy Corporation, in accordance with its original $40,000,000 senior, secured credit agreement with the lenders listed therein and Manufacturers and Traders Trust Company, as administrative agent for such lenders (the “Credit Agreement”), entered into a First Modification and Lender Joinder Agreement ("Joinder Agreement"). This Joinder Agreement increased the Company’s credit limit to $50,000,000 and added North Fork Bank to the Credit Agreement. In addition to their $10,000,000 revolving commitment under the amendment, North Fork Bank accepted an assignment of $5,000,000 of the lending obligations from Manufacturers and Traders Trust Company.

With respect to the other parties to the Credit Agreement, LeCroy has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

The description contained in this Item 1.01 of the terms and conditions of the Joinder Agreement and the Assignment and Acceptance is qualified in its entirety by reference to the full text of these agreements, a copy of which are attached to this Report as Exhibit 10.1 and 10.2.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	First Modification and Lender Joinder Agreement, dated as of April 26, 2007, among the Registrant, the Lenders listed therein and Manufacturers and Traders Trust Company, as Administrative Agent.

10.2	Assignment and Acceptance, dated as of April 26, 2007, between Manufacturers and Traders Trust Company and Noth Fork Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECROY CORPORATION, a Delaware corporation
Date: May 2, 2007	By: /s/ Sean O'Connor Sean O’Connor Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

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